EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on the Form S-8 of U.S. Auto Parts Network, Inc. of our report dated March 9, 2020, relating to the consolidated financial statements of U.S. Auto Parts Network, Inc. and subsidiaries, appearing in the Annual Report on the Form 10-K of U.S. Auto Parts Network Inc. and subsidiaries for the year ended December 28, 2019.

/s/ RSM US LLP

Los Angeles, California
July 21, 2020